AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT


December 13, 2001


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

Congress Financial Corporation ("Lender") and The Pep Boys - Manny, Moe & Jack,
 a Pennsylvania corporation ("Pep Boys"), The Pep Boys Manny, Moe & Jack of California, a California corporation ("PBY-California"), Pep Boys Manny Moe & Jack of Delaware, Inc., a Delaware corporation ("PBY-Delaware"), and Pep Boys
 - Manny, Moe & Jack of Puerto Rico, Inc., a Delaware corporation ("PBY-Puerto Rico"; and together with PBY, PBY-California and PBY-Delaware, each individually, a "Borrower" and collectively, "Borrowers" as hereinafter further defined), PBY Corporation, a Delaware corporation ("PBY") and Carrus Supply Corporation, a Delaware corporation ("Carrus" and, together with PBY, each individually, a "Guarantor" and collectively, "Guarantors" as hereinafter further defined) have entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated September 22, 2000, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of June 29, 2001 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Amendment, but excluding the Synthetic Lease Facility Agreements, (all of the foregoing together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

Borrowers and Guarantors have requested that Lender consent to the Borrowers entering into the PNC Credit Card Documents (as defined below) and enter into certain amendments to the Financing Agreements in connection therewith. Lender is willing to agree to the foregoing, subject to the terms and conditions contained herein.

In consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Lender, each Borrower and each Guarantor agree as follows:


 1.     Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

(i)     "Credit Card Issuer" shall mean PNC Bank, National Association.

(ii) "PNC Credit Card Documents" shall mean each of the documents listed on the attached Schedule A, dated as of December 13, 2001 between Credit Card Issuer and the Borrowers, as in effect on December 13, 2001, and as such documents may be hereafter amended to the extent permitted under the Intercreditor Agreement dated as of December 13, 2001 by and between Credit Card Issuer and Lender, as amended.

(b) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein shall have the respective meanings assigned to them in the Loan Agreement.

2.      Consents.       Notwithstanding anything to the contrary contained in
the Loan Agreement or the other Financing Agreements, and subject to the terms and conditions contained herein and the other Financing Agreements, Lender hereby consents to the Borrowers and Guarantors entering into the PNC Credit Card Documents.

3.      Amendments to Loan Agreement.

(a) Encumbrances. Section 9.8(a) of the Loan Agreement is hereby amended by adding thereto, immediately following Section 9.8(a)(xvi), the following new subsection:

"(xvii") liens and security interests on accounts, inventory and certain other personal property of the Borrowers and Guarantors pursuant to, and as more particularly described in, the PNC Credit Card Documents."

(b) Section 9.8(b) of the Loan Agreement is hereby amended to replace the reference in the first sentence to "Sections 9.8 (a)(i) through (xiv) and
Section 9.8(a)(xvi)" with "Sections 9.8 (a)(i) through (xiv), Section 9.8(a)
(xvi) and Section 9.8(a)(xvii)."

(c) Indebtedness. Section 9.9(j) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

 "(j)   the Indebtedness of Borrowers, Guarantors and their Subsidiaries set forth on Schedule 9.9 hereto; provided, that, (i) except as otherwise provided in clauses (ii) and (iv) below, the Borrower, Guarantor or Subsidiary obligated on such Indebtedness may only make regularly scheduled or other mandatory payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) such Borrower, Guarantor or Subsidiary obligated on such Indebtedness may make optional prepayments in respect of such Indebtedness, provided, that, each of the following conditions is satisfied as determined by Lender: (A) as of the date of such payment and after giving effect thereto, Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, and as of the date of such payment and after giving effect thereto, Excess
Availability shall be not less than $25,000,000, and (B) as of the date of such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (iii) such Borrower, Guarantor or Subsidiary shall not amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, such Borrower, Guarantor or Subsidiary, as the case may be, may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of such Indebtedness as in effect on the date hereof, (iv) such Borrower, Guarantor or Subsidiary shall not, directly or indirectly, redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as expressly required pursuant to the terms thereof, or with proceeds of any Refinancing Indebtedness permitted hereunder), and (v) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such Indebtedness either received by a Borrower, Guarantor, or Subsidiary or on its behalf, promptly after the receipt thereof, or sent by a Borrower, Guarantor, Subsidiary or on its behalf, concurrently with the sending thereof, as the case may be; and"


 (d) Indebtedness. Section 9.9 of the Loan Agreement is hereby amended by adding thereto, immediately following Section 9.9(r), the following new subsection:

"(s) Indebtedness of the Borrowers pursuant to the PNC Credit Card Documents."

4.      Collateral.        To secure payment and performance of all
obligations, each Borrower and Guarantor hereby grants to Lender and hereby confirms, reaffirms and restates its prior grant to Lender under the Loan Agreement and the other Financing Agreements, a continuing security interest and lien upon, and a right of set-off against, and hereby assigns to Lender, as security, all of the Collateral.

5. Additional Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by each Borrower and Guarantor to Lender pursuant to the other Financing Agreements, each Borrower and Guarantor hereby jointly and severally represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements:

(a) No Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments made and consents and waivers granted by Lender pursuant to this Amendment). As of the date of any Borrower or Guarantor entering into the PNC Credit Card Documents and after giving effect to such transaction, the aggregate amount of outstanding Exempted Debt represented by such transaction, when aggregated with all other outstanding Exempted Debt, shall not exceed the Exempted Debt Limit, and such transaction is and shall be in compliance with the terms and conditions set forth in the Pep Boys Indentures.

(b) This Amendment and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors hereunder has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower contained herein and therein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each Borrower and Guarantor in accordance with their terms.

 (c) Neither the execution and delivery of the PNC Credit Card Documents, nor the consummation of the transactions contemplated by the PNC Credit Card Documents, nor compliance with the provisions of the PNC Credit Card Documents or instruments thereunder shall result in (i) the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Lender or as expressly permitted by Section 9.8 of the Loan Agreement (after giving effect to this Amendment) and by the other Financing Agreements or (ii) the incurrence, creation, assumption of any Indebtedness of any Borrower or Guarantor, except as expressly permitted under Section 9.9 and 9.10 of the Loan Agreement (after giving effect to this Amendment) and by the other Financing Agreements.

(d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions contemplated in respect of the PNC Credit Card Documents, and no governmental or other action or proceeding has been threatened or commenced in the United States of America, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the PNC Credit Card Documents. Neither the execution and delivery of the PNC Credit Card Documents, nor the consummation of the transactions contemplated by the PNC Credit Card Documents, nor compliance with the provisions thereof, shall violate any Federal or state securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in respect or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, or other material mortgage, agreement, instrument or undertaking to which any Borrower or Guarantor is a party or may be bound, or violate any provision of the organizational documents of any Borrower or Guarantor.

(e) Each Borrower and Guarantor shall take such steps and execute and deliver, and cause to be executed and delivered, to Lender, such additional UCC financing statements and termination statements, and other and further agreements, documents and instruments as Lender may require in order to more fully evidence, perfect and protect Lender's security interest in Collateral.

(f) The PNC Credit Card Documents have been duly authorized, executed and delivered by each Borrower and Guarantor and are in full force and effect as of the date hereof.

6. Conditions to Effectiveness of Consent and Amendment. The effectiveness of the amendments and consents pursuant to this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Lender shall have received an executed original or executed original counterparts of this Amendment (as the case may be), duly authorized, executed and delivered by the respective parties hereto;

(b) Lender shall have received an executed original or executed original counterparts of the Intercreditor Agreement between Credit Card Issuer and Lender, duly authorized, executed and delivered by the respective parties thereto;

(c) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments, releases, terminations and such other documents and agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral;

 (d) Lender shall have received, in form and substance satisfactory to Lender, a true and complete copy of the PNC Credit Card Documents, duly authorized, executed and delivered by and to the appropriate parties thereto and all notices, instruments, documents and agreements relating thereto, including all exhibits and schedules thereto, together with evidence that the transactions contemplated under the terms and conditions of the PNC Credit Card Documents have been consummated prior to or contemporaneously with the execution of this Amendment; and

(e) no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which notice or passage of time or both would constitute an Event of Default (after giving effect to the amendments made and consents granted by Lender pursuant to this Amendment).

7. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of any Borrower or Guarantor to comply with the covenants and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

8. Effect of this Amendment. Except as modified pursuant hereto, no other waivers, changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

9. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

10. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by any Borrower or Guarantor or to entitle any Borrower or Guarantor to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement.

12. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.





 Very truly yours,

/s/ THE PEP BOYS - MANNY, MOE & JACK

/s/ THE PEP  BOYS MANNY MOE &
JACK OF CALIFORNIA

/s/ PEP BOYS - MANNY, MOE & JACK OF
DELAWARE, INC.

/s/ PEP BOYS - MANNY, MOE & JACK OF
PUERTO RICO, INC.

GUARANTORS

/s/ PBY CORPORATION

/s/ CARRUS SUPPLY CORPORATION




AGREED AND ACCEPTED:

/s/ CONGRESS FINANCIAL CORPORATION